EXHIBIT 23.1

BDO Seidman, LLP Accountants and Consultants	2201 E. Camelback Road, Suite 360 Phoenix, Arizona 85016 Telephone: 602-956-3400 Fax: 602-956-3402
Consent of Independent Registered Public Accounting Firm
Zila, Inc.
Phoenix, Arizona
We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated October 5, 2006, except as to the effects of discontinued operations of the Nutraceuticals Business Unit in Note 2, which is as of December 22, 2006, relating to the consolidated financial statements of Zila, Inc. (the “Company”) appearing in the Company’s Form 8-K filed on or about December 28, 2006.
We also hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated October 5, 2006 relating to the effectiveness of the Company’s internal control over financial reporting appearing in the Company’s Annual Report on Form 10-K for the year ended July 31, 2006 filed on October 10, 2006.
We also consent to the reference to us under the caption “Experts” in the Prospectus.
Phoenix, Arizona
December 22, 2006